EXHIBIT 5


                                October 14, 1999


J. David Lombardi, President
First National Community Bancorp, Inc.
102 E. Drinker Street
Dunmore, PA 18512-2491

     Re: Our File No: 668-98
         -------------------
Dear Mr. Lombardi:

     We have acted as special counsel to First National Community Bancorp, Inc. ("First National Community") in connection with the proposed issuance of up to 75,000 shares of First National Community's common stock to the public, pursuant to and covered by First National Community's Registration Statement No. 333-86249 on Form S-1, initially filed on August 31, 1999 with the Securities and Exchange Commission, and as amended. We, as special counsel to First National Community, have reviewed the following:

     1.   Articles of Incorporation of First National Community;

     2.   Bylaws of First National Community;

     3. Resolutions adopted by the Board of Directors of First National Community relating to the Registration Statement, certified by the Secretary of First National Community; and

     4.   Registration Statement.

     Based on our review of the foregoing, it is our opinion that:

          a. First National Community has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of the Commonwealth; and


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J. David Lombardi, President
First National Community Bancorp, Inc.
October 14, 1999
Page 2

          b. The common stock covered by the Registration Statement has been duly authorized and, when issued pursuant to the terms of the Registration Statement and Subscription Agreement, will be legally issued by First National Community and fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            SHUMAKER WILLIAMS, P.C.


                                            By: /s/ Nicholas Bybel, Jr.
                                                -----------------------
                                                Nicholas Bybel, Jr.